================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               ALLTEL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ALLTEL CORPORATION
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

================================================================================

                                 [ALLTEL LOGO]

                               ALLTEL CORPORATION
                 One Allied Drive - Little Rock, Arkansas 72202
                            Telephone (501) 661-8000

                                                                March 3, 1997

Dear Stockholder:

The 1997 Annual Meeting of Stockholders of ALLTEL Corporation will be held on Thursday, April 24, 1997, for the purposes set forth in the accompanying notice. The matters to be voted upon are explained in the proxy statement included with the notice.

It is important that you complete and return your proxy as promptly as possible.

                                            Sincerely,

                                            Joe T. Ford
                                            Chairman and
                                            Chief Executive Officer

                               ALLTEL CORPORATION
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 24, 1997
To the Stockholders of
ALLTEL Corporation:

     Notice Is Hereby Given That the 1997 Annual Meeting of Stockholders of ALLTEL Corporation ("ALLTEL") will be held in Arkansas' Excelsior Hotel, Ballroom Level, Three Statehouse Plaza, Little Rock, Arkansas 72201, on Thursday, April 24, 1997, at 11:00 a.m. (local time), for the following purposes:

     1. To elect directors to the class whose term will expire in 2000.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     A copy of the Annual Report for the calendar year 1996 has been mailed to each stockholder receiving this Notice.

     Only holders of the Common Stock and of each series of the voting Cumulative Preferred Stock, $25 par value, of record at the close of business on February 24, 1997, are entitled to notice of and to vote at the meeting or at any adjournment thereof; holders of unexchanged stock certificates of companies previously acquired by ALLTEL are entitled to notice of the meeting and shall be entitled to vote if they have exchanged their stock certificates for ALLTEL certificates by April 24, 1997.

Little Rock, Arkansas                       By Order of the Board of Directors,
March 3, 1997                               FRANCIS X. FRANTZ,
                                            Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE FILL IN, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT

                 ONE ALLIED DRIVE, LITTLE ROCK, ARKANSAS 72202

                ANNUAL MEETING OF STOCKHOLDERS -- APRIL 24, 1997

To the Stockholders:

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ALLTEL Corporation ("ALLTEL") to be used at its 1997 Annual Meeting of Stockholders to be held on Thursday, April 24, 1997, and at any adjournment or adjournments thereof. Shares represented by properly executed proxies will be voted at the meeting. If a choice is specified by a stockholder, the proxy will be voted in accordance with that choice. Any proxy may be revoked at any time if it has not already been exercised.

     This Proxy Statement is being mailed to stockholders beginning on March 3, 1997.

     The close of business on February 24, 1997, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. On the record date, there were outstanding and entitled to vote 186,999,580 shares of Common Stock and 340,792 shares of voting Cumulative Preferred Stock; up to 22,776 additional shares of Common Stock would be entitled to vote in the event the unexchanged stock certificates of companies previously acquired by ALLTEL were exchanged for ALLTEL certificates by April 24, 1997.

     On all matters to be acted upon at the meeting, each share of Common Stock is entitled to one vote per share, and each share of voting Cumulative Preferred Stock is entitled to one vote per share (share for share with the holders of the Common Stock). Under Delaware law and ALLTEL's Restated Certificate of Incorporation, if a quorum is present at the meeting (a) the four nominees for election as directors for the term ending in 2000 who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote shall be elected directors for the term ending in 2000 and (b) any other matters submitted to a vote of the stockholders must be approved by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting will have the practical effect of voting against any of the other matters because the abstention results in one less vote for approval. Broker nonvotes on one or more matters will have no impact because they are not considered "shares present" for voting purposes.

                             ELECTION OF DIRECTORS

     The ALLTEL Board of Directors presently consists of twelve members divided into three classes, one of which consists of five members, one of which consists of four members and one of which consist of three members. Mr. Ben W. Agee, currently a member of the class whose term expires in 1997, will retire as a director at the 1997 Annual Meeting in accordance with the retirement policy for directors specified in Article X of ALLTEL's Bylaws. Messrs. Joe T. Ford, Scott
T. Ford, John P. McConnell, and Josie C. Natori, currently members of the class whose term expires in 1997, are nominees for election at the 1997 Annual Meeting for the term ending in 2000. Following the election of directors at the Annual Meeting, the Board of Directors will consist of eleven members divided into three classes, two of which will consist of four members (the class of 1998 and the class of 2000), and one of which will consist of three members (the class of
1999).

     Unless otherwise directed, the persons named in the accompanying form of proxy will vote that proxy for the election of the four persons named below, with each to hold office for a term of three years until the 2000 Annual Meeting or until his or her successor is elected and qualified. In case any nominee is unable to serve (which is not anticipated), the persons named in the proxy may vote for another nominee of their choice. For each nominee and each director whose term expires in 1998 and 1999, there follows a brief listing of principal occupations for at least the past five years, other major affiliations, ALLTEL Board Committees, and age. The year in which each such person was initially elected as an ALLTEL director is also set forth below (which, in the case of each of Messrs. Joe T. Ford and Emon A. Mahony, is the year in which his directorship commenced with ALLTEL's predecessor company, Allied Telephone Company). Mr. Scott T. Ford is the son of Mr. Joe T. Ford. On December 4, 1996, Mr. Michael D. Andreas was indicted by a federal grand jury in U.S. District Court for the Northern District of Illinois charging Mr. Andreas and two former division presidents of Archer Daniels Midland Company with conspiracy to fix prices and to allocate sales volumes for the feed additive lysine. Mr. Andreas and the other two officers pleaded not guilty to the charges.

                     NOMINEES -- TERM ENDING 2000
                     JOE T. FORD, Chairman of the Board and Chief Executive Officer of
                     ALLTEL. Director of The Dial Corporation. Director of ALLTEL since 1960.
Joe T. Ford          Chairman of Executive Committee. Age 59.
PHOTO

                     SCOTT T. FORD, Executive Vice President of ALLTEL since January 31,
                     1996; prior to January 31, 1996, Assistant to the Chairman, Stephens
Scott T. Ford        Group, Inc. Director of ALLTEL since January 25, 1996. Age 34.
PHOTO

                     JOHN P. MCCONNELL, Chairman and Chief Executive Officer and director of
                     Worthington Industries, Inc., Columbus, Ohio (engaged in metal
John P. Mc-          processing and manufacturing); from June 1993 until September 1996, Vice
Connell PHOTO        Chairman and Chief Executive Officer and director of Worthington
                     Industries, Inc.; from June 1992 until June 1993, Vice Chairman of
                     Worthington Industries, Inc. and, prior to June 1992, President of JMAC,
                     Inc. and Vice President-General Manager of The Worthington Steel
                     Company. Director of ALLTEL since 1994. Member of Compensation
                     Committee. Age 43.

                     JOSIE C. NATORI, Chief Executive Officer of The Natori Company, New
                     York, New York (upscale fashion house with offices in Paris, New York,
Josie C. Natori      and Manila); prior to 1977, Vice President of Merrill Lynch. Director of
PHOTO                Manhattanville College, the Educational Foundation of Fashion
                     Industries, The Philippine American Foundation, and Calyx & Corolla.
                     Trustee of Asia Society & Asian Cultural Council. Director of ALLTEL
                     since 1995. Member of Nominating Committee. Age 49.

DIRECTORS -- TERM ENDING 1998
MICHAEL D. ANDREAS, Prior to October 17, 1996, Vice Chairman and Execu-
tive Vice President and director of Archer Daniels Midland Company,
Decatur, Illinois. Director of ALLTEL since 1995. Member of Compensation     Michael D. An-
and Nominating Committees. Age 48.                                           dreas PHOTO

LAWRENCE L. GELLERSTEDT, III, Chairman and Chief Executive Officer and
director of Beers Construction Company, Atlanta, Georgia; prior to June
1994, President and Chief Executive Officer of Beers Construction            Lawrence L.
Company. Director of NationsBank, South and AGL Resources Inc. Director      Gellerstedt
of ALLTEL since 1994. Member of Audit Committee. Age 40.                     PHOTO

EMON A. MAHONY, JR., Chairman of the Board of Arkansas Oklahoma Gas
Corporation, Fort Smith, Arkansas; Vice President and director of Mahony
Corporation; prior to July 1996, President of Arkansas Oklahoma Gas          Emon A. Mahony,
Corporation. Director of ALLTEL since 1980. Member of Audit and Execu-       Jr. PHOTO
tive Committees and Chairman of Pension Trust Investment Committee. Age
55.

RONALD TOWNSEND, Chairman, US FiberOptics, Columbia, Maryland; prior to
October 1, 1996, President of Gannett Television Group, Gannett Co.,
Inc., Arlington, Virginia. Director of NationsBank Corporation. Director     Ronald Townsend
of ALLTEL since 1992. Chairman of Nominating Committee and member of         PHOTO
Pension Trust Investment Committee. Age 55.

                     DIRECTORS -- TERM ENDING 1999
                     JOHN R. BELK, Senior Vice President of Belk Stores Services, Inc.,
John R. Belk         Charlotte, North Carolina (a department store retailer). Director of
PHOTO                Ruddick Corporation. Director of ALLTEL since January 25, 1996. Member of Audit Committee. Age 37.

                     W. W. JOHNSON, Chairman of the Executive Committee and director of
                     NationsBank Corporation, Columbia, South Carolina (a bank holding com-
W. W. Johnson        pany). Director of The Liberty Corporation and Duke Power Company.
PHOTO                Director of ALLTEL since 1990. Chairman of Compensation Committee and member of Executive Committee. Age 66.

                     WILLIAM H. ZIMMER, JR., Retired; prior to July 1, 1995, Vice Chairman and director of Cincinnati Financial Corporation, Cincinnati, Ohio (an
William H.           insurance holding company). Director of ALLTEL since 1985. Chairman of
Zimmer, Jr.          Audit Committee and member of Executive and Pension Trust Investment
PHOTO                Committees. Age 67.

     During 1996, there were six meetings of ALLTEL's Board of Directors. All of the directors attended 75% or more of the meetings of the Board and Board Committees on which they served (with the exception of Lawrence L. Gellerstedt, III, who attended 67% of those meetings); attendance averaged 93% at those meetings. The standing Committees of the Board are the Executive Committee, Audit Committee, Compensation and Incentive Stock Option Committee, Pension Trust Investment Committee, and Nominating Committee. The functions of the Audit, Compensation, and Nominating Committees are described below.

     The Audit Committee held three meetings during 1996. This Committee meets with ALLTEL's independent public accountants, internal auditors, financial executives, and general counsel, reviews the scope and results of audits by the internal auditors and the independent public accountants, recommends nomination of independent public accountants to the Board, reviews procedures for internal auditing, reviews management responses to audit reports, reviews the implementation of the Code of Conduct, and reviews various other matters, including the adequacy of internal controls and security, application of new accounting rules, and other issues that may from time to time be of concern to the Committee or to the members of the Board.

     The Compensation Committee held three meetings during 1996, at which it reviewed and made recommendations to the Board with respect to fixing compensation of and benefits for ALLTEL's principal officers. Members of the Compensation Committee serve as members of the Incentive Stock Option Committee, which met twice during the year.

     The Nominating Committee held two meetings during 1996. The Nominating Committee is responsible for making recommendations to the Board of Directors concerning the size and composition of the Board and the selection of candidates as nominees for election as directors. The Committee will consider qualified candidates recommended by stockholders, who should submit any such recommendations to the Nominating Committee, in care of the Corporate Secretary, One Allied Drive, Little Rock, Arkansas 72202, with a detailed statement of the qualifications of those candidates.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     Set forth below is certain information, as of February 24, 1997, with respect to any person known to ALLTEL to be the beneficial owner of more than 5% of any class of ALLTEL's voting securities, all of which are shares of Common
Stock:

                                      NAME AND ADDRESS                     AMOUNT AND NATURE              PERCENT OF
     TITLE OF CLASS                 OF BENEFICIAL OWNER                 OF BENEFICIAL OWNERSHIP             CLASS
-------------------------    ----------------------------------    ----------------------------------    ------------
Common Stock                 Stephens Group, Inc.                  16,627,920 shares (sole voting and        8.89
                             111 Center Street                     investment power)
                             Little Rock, AR 72201

Common Stock                 Cincinnati Financial                  13,033,428 shares (sole voting and        6.97
                             Corporation                           investment power)
                             P. O. Box 14596
                             Cincinnati, OH 45250-5496

     Set forth below is certain information, as of February 24, 1997, as to shares of each class of ALLTEL equity securities beneficially owned by each of the directors, each of the executive officers identified in the Summary Compensation Table on page 13, and by all directors and executive officers of ALLTEL as a group. Except as otherwise indicated by footnote, all shares reported below are shares of Common Stock, and the nature of the beneficial ownership is sole voting and investment power:

                                                                              AMOUNT AND NATURE            PERCENT OF CLASS
                                     NAME OF BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP          (IF 1% OR MORE)
                             ----------------------------------------    ---------------------------     ---------------------
DIRECTORS                    Ben W. Agee                                             30,000(a)                    --
                             Michael D. Andreas                                      53,371(b)(c)                 --
                             John R. Belk                                            12,400(b)
                             Lawrence L. Gellerstedt, III                            15,225(a)(c)                 --
                             W. W. Johnson                                           30,067(a)(c)                 --
                             Emon A. Mahony, Jr.                                     68,700(a)(d)                 --
                             John P. McConnell                                       16,000(a)                    --
                             Josie C. Natori                                         13,538(b)(c)                 --
                             Ronald Townsend                                         14,500(a)                    --
                             William H. Zimmer, Jr.                                  20,894(a)                    --

NAMED EXECUTIVE              Joe T. Ford                                            890,706(e)                    --
OFFICERS                     Scott T. Ford                                           60,214(e)                    --
                             Tom T. Orsini                                          149,020(e)                    --
                             Francis X. Frantz                                      176,000(e)                    --
                             Dennis J. Ferra                                        138,715(e)                    --
ALL DIRECTORS AND
EXECUTIVE OFFICERS
AS A GROUP                                                                        2,058,676(f)                   1.10

---------------

(a) Includes 14,000 shares that each of the indicated persons has the right to acquire (through the exercise of options) on or within 60 days after February 24, 1997.

(b) Includes 12,000 shares that each of the indicated persons has the right to acquire (through the exercise of options) on or within 60 days after February 24, 1997.

(c) Includes shares that the indicated persons have the right to acquire (through the exercise of the options described on page 12) on or within 60 days after February 24, 1997, as follows: Michael D. Andreas (1,371), Lawrence L. Gellerstedt, III (1,225), W.W. Johnson (16,067), and Josie C. Natori (1,538).

(d) Includes 1,500 shares held by Mr. Mahony's spouse, with respect to which Mr. Mahony has shared investment power and no voting power.

(e) Includes shares that the indicated persons have the right to acquire (through the exercise of options) on or within 60 days after February 24, 1997, as follows: Joe T. Ford (368,000), Scott T. Ford (14,000), Tom T. Orsini (92,016), Francis X. Frantz (164,000), and Dennis J. Ferra (102,016).

(f) Includes a total of 1,177,633 shares that members of the group have the right to acquire (through the exercise of options) on or within 60 days after February 24, 1997.

                         COMPARATIVE STOCKHOLDER RETURN

     Set forth below is a line graph showing a five-year comparison of cumulative total stockholder return on Common Stock; the Standard & Poor's 500 Stock Index; an index of a group of peer issuers consisting of the following companies: Ameritech Corporation, AT&T Corp., Bell Atlantic Corporation, BellSouth Corporation, Cincinnati Bell Inc., Electronic Data Systems Corporation, Frontier Corporation, GTE Corporation, MCI Communications Corporation, Pacific Telesis Group, Southwestern Bell Corporation, Sprint Corporation, and U S West, Inc. (the "1996 Peer Index"); and an index of the group of peer issuers used in ALLTEL's proxy statement for its 1996 annual meeting of stockholders, which consisted of Ameritech Corporation, Bell Atlantic Corporation, BellSouth Corporation, Cincinnati Bell Inc., Frontier Corporation, GTE Corporation, Lincoln Telecommunications Company, Nynex Corporation, Pacific Telesis Group, Southern New England Telecommunications Corporation, Southwestern Bell Corporation, Sprint Corporation, and U S West, Inc. (the "1995 Peer Index"). ALLTEL believes that the 1996 Peer Index provides a more meaningful comparison of stockholder return because the peer issuers included in the 1996 Peer Index are now more similar to ALLTEL than the companies included in the 1995 Peer Index. The returns of both groups of peer issuers have been weighted according to their respective stock market capitalizations at the beginning of each period for which returns are indicated.

            [COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN* GRAPH]



     MEASUREMENT PERIOD                                          1995 PEER    1996 PEER
   (FISCAL YEAR COVERED)           ALLTEL          S&P 500         INDEX        INDEX
12/31/91                               100             100            100          100
12/31/92                            126.89          107.61         108.57       115.39
12/31/93                            161.48          118.41         126.79       131.50
12/31/94                            170.49          120.01         119.05       124.73
12/31/95                            172.81          164.95         181.09       179.75
12/31/96                            190.31          202.73         187.92       180.82

* Assumes that $100 was invested on the last trading day of 1991 and that all dividends were reinvested.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     This report provides information concerning compensation determinations by ALLTEL's Compensation Committee (the "Committee") for compensation reported for 1996 with respect to ALLTEL's Chief Executive Officer and ALLTEL's other executive officers including the officers named in the compensation tables in this Proxy Statement. In connection with those determinations, the Committee reviewed compensation information from a group of 23 telecommunications and information services companies that compete in ALLTEL's principal lines of business, adjusted by regression analysis to account for the relative sizes of ALLTEL and the comparison group. This comparison group is not identical to the groups of peer issuers identified in the Comparison of Five-Year Cumulative Total Return graph on page 8.

     The Committee is comprised entirely of independent, nonemployee directors, none of whom has any "interlocking" relationships as defined for proxy statement disclosure purposes.

BASE SALARIES

     The Committee reviews the base salaries of ALLTEL's executive officers annually and adjusts base salaries on the basis of the corresponding mean base salaries of the comparison group and the Committee's subjective judgment of each executive officer's performance during the prior year. The Committee does not assign a precise weighting to the foregoing components. The executive officers' base salaries in 1996 were approximately 5% below the corresponding mean base salaries of the comparison group.

     The Committee evaluated Mr. Ford's base salary on the basis of Mr. Ford's performance in 1995 (by reference to ALLTEL's "total return" to ALLTEL stockholders during 1995 of 1.4%) and a comparison of Mr. Ford's 1995 base salary to the mean salary of chief executive officers in the comparison group (without assigning a precise weighting to the foregoing components). The Committee believes that the greater portion of total compensation (annual salary plus annual incentive plus long-term incentive awards) is determined by the incentive elements of an individual's aggregate compensation rather than by salary. Payments under these incentive plans are based upon the achievement of annual and long-term performance goals and, accordingly, are "at risk". Therefore, Mr. Ford's salary was not increased for 1996, as reflected in the Summary Compensation Table on page 13.

ANNUAL INCENTIVES

     ALLTEL's Performance Incentive Compensation Plan (the "Incentive Plan") provides ALLTEL's executive officers with the opportunity to receive annual cash incentive payments (calculated as a percentage of each executive officer's base salary) if ALLTEL achieves certain financial performance criteria established by the Committee at the beginning of each year. The Committee establishes the criteria at three levels, "minimum," "target," and "maximum" and, for each executive officer, corresponding percentages of base salary for each level so that, if ALLTEL achieves the "target" level, the executive officer's total direct compensation (base salary plus bonus) will approximate the mean total direct compensation of corresponding officers of the comparison group.

     For 1996, the financial performance criteria were based exclusively on earnings per share from operations, and the target level earnings per share from operations amount was $1.87.

     As reflected in the Summary Compensation Table, Mr. Ford received a $682,500 cash incentive payment under the Incentive Plan for 1996, which reflects ALLTEL's achievement of the financial performance criteria at the maximum level.

LONG TERM INCENTIVES

     ALLTEL's Long-Term Performance Incentive Compensation Plan (the "Long-Term Incentive Plan") provides ALLTEL's executive officers with the opportunity to receive cash incentive payments based on a three-year measurement period (calculated as a percentage of each executive officer's average annual salary during that three-year period) if ALLTEL achieves any of three prescribed levels of growth in earnings per share from operations during that period, a "minimum" level, a "target" level, and a "maximum" level. The Committee believes this plan design focuses ALLTEL's executive officers on ALLTEL's long-term financial success.

     The Committee establishes the amounts of those potential payments so that, if ALLTEL achieves the target level, the executive officers will receive net total compensation (base salary plus Incentive Plan and Long-Term Incentive Plan payments and stock option grants) that approximate the mean net total compensation of corresponding officers of the comparison group. With respect to cash incentive payments received by ALLTEL's executive officers for the three year measurement period of 1994-1996, the target level of growth in earnings per share from operations established by the Committee was 6%. As reflected in the Summary Compensation Table, Mr. Joe T. Ford received a $390,000 cash incentive payment under the Long-Term Incentive Plan for 1996 with respect to the three-year measurement period of 1994-1996, which reflects ALLTEL's achievement of the financial performance criteria at the maximum level.

     ALLTEL's 1994 Stock Option Plan allows ALLTEL's executive officers to receive options to buy specified numbers of shares of Common Stock at the market price on the date of grant. The Committee believes that stock options encourage and reward effective management and assist in retaining management personnel who add a high degree of value to ALLTEL that result in long-term creation of stockholder value because options granted to ALLTEL executive officers will benefit them only if ALLTEL's stock price appreciates after the date of the grant. The Committee granted options to ALLTEL's executive officers on January 24, 1996, including Mr. Joe T. Ford and the other officers listed in the Summary Compensation Table in the respective amounts indicated in that table and in the Option Grants in 1996 Table on page 14. The Committee determined the respective numbers of options granted to Mr. Joe T. Ford and the other executive officers on the basis of the Committee's subjective judgment of the ongoing value that each of those executive officers would provide to ALLTEL.

DEDUCTIBILITY LIMITS

     Section 162(m) of the Internal Revenue Code, as added by the Revenue Reconciliation Act of 1993, generally does not allow a deduction for annual compensation in excess of $1,000,000 paid to ALLTEL's Chief Executive Officer or to any other ALLTEL officer or executive whose individual compensation during the year would be required to be disclosed in ALLTEL's annual proxy statement by reason of being among ALLTEL's four highest compensated officers for the year (other than the Chief Executive Officer). This limitation on deductibility does not apply to certain compensation, including compensation that is payable solely on account of the attainment of one or more performance goals. The Committee's policy is to qualify performance-based compensation for this exception, to the extent possible, in order for the compensation not to be subject to the limitation on deductibility imposed by Section 162(m) of the Internal Revenue Code.

                                            The Compensation Committee

                                            Ben W. Agee
                                            Michael D. Andreas
                                            W. W. Johnson
                                            John P. McConnell

                            MANAGEMENT COMPENSATION

COMPENSATION OF DIRECTORS

     Directors who are not officers of ALLTEL receive $24,000 as an annual base fee and $1,500 for each Board meeting and each Committee meeting attended. Each Director who is not an officer of ALLTEL and serves as chairman of a Board Committee receives an additional annual fee of $3,000. Directors may elect to defer all or a part of their compensation under ALLTEL's deferred compensation plan for directors.

     Under the 1994 Stock Option Plan for Nonemployee Directors, as amended (the "Director Plan"), immediately following the 1994 Annual Meeting of Stockholders on April 21, 1994, each nonemployee director received the initial grant of an option to purchase 10,000 shares of Common Stock at an exercise price of $26.25 per share (the closing market price of the Common Stock on that date). Similarly, each nonemployee director who first becomes a director after April 21, 1994, also automatically receives the initial grant of an option to purchase 10,000 shares of Common Stock on the date the person first becomes a nonemployee director, at an exercise price equal to the closing market price of the Common Stock on that date. The Director Plan also provided for the automatic grant, following the conclusion of each of the 1995 and 1996 annual meetings of stockholders, of an option to purchase 2,000 shares of Common Stock to each nonemployee director (other than a director who was elected at either annual meeting). As a result of an amendment to the Director Plan adopted on January 30, 1997, commencing with the 1997 Annual Meeting, the option automatically granted annually will be increased to 3,500 shares of Common Stock.

     The option price of options granted under the Director Plan is the fair market value of the Common Stock on the date the option is granted and is payable in cash, already-owned Common Stock, or a combination of both. The options vest and become exercisable on the day immediately preceding the next annual meeting of stockholders following the date of grant or, if earlier, on the death or disability of the holder or the occurrence of a "change of control."

     If a person ceases to be a nonemployee director, all vested options held by the person continue to be exercisable for a period of six months or the earlier expiration of the ten-year term of the option. Any options that have not vested by the time the person ceases to be a nonemployee director may not thereafter be exercised. The Director Plan will continue until the 1,000,000 shares of Common Stock available under the plan are issued, unless the plan is earlier terminated by the Board of Directors.

     ALLTEL's Directors' Retirement Plan was terminated effective January 30, 1997. Under the terms of that termination, each director who was a director on January 30, 1997, and retires thereafter is entitled to receive, commencing on his retirement, an annual benefit, payable for his life only, equal to 10% of the $24,000 annual base directors' fee in effect at the time the plan was terminated for each year of his service prior to January 30, 1997 (rounded up to the next whole year) up to five years and 5% of the $24,000 annual base fee for each year of that service in excess of five years, up to a maximum annual benefit of $24,000. A director is considered to have "retired" if he ceases to be a director for any reason other than death or removal in accordance with applicable law. The termination of the Directors' Retirement Plan did not affect the benefits payable to any director who retired prior to January 30, 1997.

     In lieu of the foregoing future retirement benefit, each director who was a director on January 30, 1997, had the opportunity to elect to receive either a one-time grant of a fully-vested option to purchase Common Stock under the Director Plan at an option price of $33.875 per share (the closing price of the Common Stock on February 14, 1997) with a value at the time of grant (calculated using the Black-Sholes method) approximately equal to the value of the director's retirement benefit under the Directors' Retirement Plan or a credit to his account under ALLTEL's deferred compensation plan for directors in an amount approximately equal to the value of the director's retirement benefit under the Directors' Retirement Plan.

     Michael D. Andreas, Lawrence L. Gellerstedt, III, W.W. Johnson, and Josie
C. Natori elected to receive stock options under the Director Plan in lieu of a benefit under the terminated Directors' Retirement Plan and were granted options to purchase 1,371, 1,225, 16,067 and 1,538 shares of Common Stock, respectively. Ben W. Agee, John R. Belk, Emon A. Mahony, John P. McConnell, Ronald Townsend, and William H. Zimmer elected to receive credits of $146,199, $3,625, $65,186, $7,850, $31,794, and $134,522, respectively, to their accounts under ALLTEL's deferred compensation plan for directors in lieu of a benefit under the terminated Directors' Retirement Plan.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

     The following table shows the compensation, for each of the last three years, of ALLTEL's Chief Executive Officer and of ALLTEL's other four most highly compensated executive officers as of December 31, 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                                                  LONG-TERM
                                                                                                                  COMPENSATION
                                                                                                                  ------------
                                                                                 ANNUAL COMPENSATION
                                                                         ------------------------------------       AWARDS
                                                                                                      OTHER       ----------
                                                                                                     ANNUAL       SECURITIES
                                                                                                     COMPEN-      UNDERLYING
        NAME                     PRINCIPAL POSITION             YEAR     SALARY($)     BONUS($)     SATION($)     OPTIONS(#)
--------------------    ------------------------------------    -----    ---------     --------     ---------     ----------
Joe T. Ford             Chairman and CEO                         1996     650,000      682,500         -0-          80,000
                        Chairman and CEO                         1995     650,000      585,000         -0-             -0-
                        Chairman and CEO                         1994     650,000      585,000         -0-             -0-

Scott T. Ford           Executive Vice President                 1996     320,000      380,000         -0-          70,000

Tom T. Orsini           Executive Vice President                 1996     320,000      240,000         -0-          20,000
                        Senior Vice President-Finance and
                         Corporate Development                   1995     275,000      185,625         -0-             -0-
                        Senior Vice President-Finance and
                         Corporate Development                   1994     250,000      168,750         -0-             -0-

Francis X. Frantz       Senior Vice President-External
                         Affairs and General Counsel             1996     295,000      199,125         -0-          20,000
                        Senior Vice President-External
                         Affairs and General Counsel             1995     285,000      192,375         -0-             -0-
                        Senior Vice President-External
                         Affairs and General Counsel             1994     260,000      175,500         -0-             -0-

Dennis J. Ferra         Senior Vice President-Chief
                         Financial Officer                       1996     285,000      192,375         -0-          20,000
                        Senior Vice President-Accounting and
                         Administration                          1995     265,000      178,875         -0-             -0-
                        Senior Vice President-Accounting and
                         Administration                          1994     240,000      162,000         -0-             -0-


                       PAYOUTS
                      ----------
                      LONG-TERM
                      INCENTIVE      ALL OTHER
                         PLAN         COMPEN-
        NAME          PAYOUTS($)     SATION($)
--------------------  ----------     ---------
Joe T. Ford             390,000       192,185(a)
                        234,375       251,818
                        221,875       102,350
Scott T. Ford               -0-           -0-

Tom T. Orsini           126,750        73,497(b)

                         72,442        92,270

                         53,762        36,169
Francis X. Frantz
                        126,000        69,242(b)

                         78,000        86,380

                         71,000        35,849
Dennis J. Ferra
                        118,500        51,764(b)

                         72,500        63,024

                         66,000        31,223

---------------

(a) Includes the following amounts for Mr. Joe T. Ford: employer contributions to the ALLTEL Profit Sharing Plan and ALLTEL Thrift Plan in the amount of $10,500, allocated benefits under the ALLTEL Benefit Restoration Plan in the amount of $92,357, dollar amount of premiums paid under supplemental split dollar life insurance policies in the amount of $7,764, and "above-market" earnings on deferred compensation in the amount of $81,564 (payment of which is deferred until the deferred compensation is paid).

(b) Includes the following amounts for Messrs. Orsini, Frantz, and Ferra: allocated benefits under the ALLTEL Benefit Restoration Plan in the respective amounts of $29,904, $29,063, and $27,019, employer contributions under the ALLTEL Profit Sharing Plan and ALLTEL Thrift Plan in the amount of $9,000 in each case, dollar amount of premiums paid under supplemental split dollar life insurance policies in the respective amounts of $470, $387, and $319 and "above-market" earnings on deferred compensation in the respective amounts of $34,123, $30,792, and $15,426 (payment of which is deferred until the deferred compensation is paid).

                             OPTION GRANTS IN 1996

     The following table shows information concerning stock option grants during 1996 to ALLTEL's Chief Executive Officer and to ALLTEL's other four most highly compensated executive officers:

                               INDIVIDUAL GRANTS
--------------------------------------------------------------------------------
                                             % OF                                     POTENTIAL REALIZABLE
                            NUMBER OF        TOTAL                                   VALUE AT ASSUMED ANNUAL
                            SECURITIES      OPTIONS                                   RATES OF STOCK PRICE
                            UNDERLYING      GRANTED      EXERCISE                    APPRECIATION FOR OPTION
                             OPTIONS          TO         OR BASE                              TERM
                             GRANTED       EMPLOYEES      PRICE       EXPIRATION     -----------------------
          NAME                 (#)          IN 1996       ($/SH)         DATE         5% ($)        10% ($)
------------------------    ----------     ---------     --------     ----------     ---------     ---------
Joe T. Ford                   80,000          9.65        31.625        1/24/06      1,591,103     4,032,168
Scott T. Ford                 70,000          8.44        31.625        1/24/06      1,392,215     3,528,147
Tom T. Orsini                 20,000          2.41        31.625        1/24/06        397,775     1,008,042
Francis X. Frantz             20,000          2.41        31.625        1/24/06        397,775     1,008,042
Dennis J. Ferra               20,000          2.41        31.625        1/24/06        397,775     1,008,042

            OPTION EXERCISES IN 1996 AND 1996 YEAR-END OPTION VALUES

     The following table shows information concerning stock option exercises during 1996 by ALLTEL's Chief Executive Officer and by ALLTEL's other four most highly compensated executive officers:

                                                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                              SHARES                         UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                            ACQUIRED ON        VALUE        OPTIONS AT 1996 YEAR-END            AT 1996 YEAR-END
          NAME              EXERCISE(#)     REALIZED($)     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE($)
------------------------    -----------     -----------     -------------------------     ----------------------------
Joe T. Ford                       -0-             -0-            339,000/148,000                4,584,526/413,500
Scott T. Ford                     -0-             -0-                 -0-/70,000                          -0-/-0-
Tom T. Orsini                  16,984         317,388              78,016/50,000                  665,027/161,250
Francis X. Frantz                 -0-             -0-             148,000/52,000                1,746,625/184,000
Dennis J. Ferra                 7,000         123,812              96,000/52,000                  928,875/184,000

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1996

     The following table shows information concerning the awards made during 1996 with respect to the three-year measurement period 1996 through 1998 to ALLTEL's Chief Executive Officer and to ALLTEL's other four most highly compensated executive officers under the ALLTEL Long-Term Performance Incentive
Plan:

                                                            ESTIMATED FUTURE PAYOUTS*
                             PERFORMANCE PERIOD     ------------------------------------------
          NAME                  UNTIL PAYOUT        MINIMUM ($)     TARGET ($)     MAXIMUM ($)
-------------------------    -------------------    -----------     ----------     -----------
Joe T. Ford                        3 years            146,250         292,500        438,750
Scott T. Ford                      3 years             56,000         112,000        168,000
Tom T. Orsini                      3 years             56,000         112,000        168,000
Francis X. Frantz                  3 years             44,250          88,500        132,750
Dennis J. Ferra                    3 years             42,750          85,500        128,250

---------------

* Awards will be paid upon completion of the 1998 year on the basis of ALLTEL's performance during the three year period 1996-1998 as determined by ALLTEL's attainment of prescribed corporate and unit performance targets. In January 1996, the Compensation Committee of the Board of Directors specified those corporate and unit performance targets and the award levels for the indicated executive officers (which are stated as a percentage of each executive officer's average base salary during the 1996-98 period). The estimated future payouts shown above assume that each executive officer's average base salary during the 1996-98 period would be the same as his base salary during 1996.

EXECUTIVE COMPENSATION AGREEMENT

     Mr. Joe T. Ford is employed by ALLTEL for a period extending to July 1, 2002, under a contract with ALLTEL that provides for a minimum base annual salary plus any incentive awards made under the Incentive Plan and the Long-Term Incentive Plan (the "Incentive Plans"). If the Board of Directors discontinues either or both of the Incentive Plans (or the application of either or both of them to Mr. Ford) or should a change of control of ALLTEL occur, the contract provides that Mr. Ford will receive, in the year in which such event occurs, an annual salary equal to the greater of his minimum base annual salary plus the average incentive awards made under the Incentive Plans over the preceding three years or his 1991 base annual salary compounded at an annual rate of 3% from January 1, 1991, to the beginning of the year in which such event occurs; thereafter Mr. Ford will receive an annual salary equal to the compensation paid during the preceding year, compounded by minimum annual increases of 3%. The contract provides for payment of disability benefits in amounts unaffected by that disability through the end of the calendar year following the calendar year in which the disability occurs and of a death benefit in the amount equal to Mr. Ford's compensation for one year. Assuming compensation at the 1996 level and retirement at the expiration of the contract period, the estimated annual benefit to be received by Mr. Ford is $1,056,621. The contract also provides that Mr. Ford may retire any time prior to the expiration of the contract period. If Mr. Ford were to elect early retirement, he would be entitled to retirement benefits under his contract reduced in accordance with a formula. The contract provides that those retirement benefits are in lieu of payments under ALLTEL's defined benefit pension plan described below.

The contract provides for payment of survivorship benefits to Mr. Ford's wife, who would receive for her life 50% of the annual retirement compensation to which Mr. Ford is entitled.

CHANGE IN CONTROL AGREEMENTS

     ALLTEL is a party to agreements with each of Messrs. Scott T. Ford, Tom T. Orsini, Francis X. Frantz, and Dennis J. Ferra which provide that if, following a "change in control," the executive's employment terminates within twelve months (unless the termination is as a result of death, by ALLTEL as a result of the executive's disability or for "cause", or by the executive without "good reason") or if, after remaining employed for twelve months, the executive's employment terminates during the following three-month period (unless the termination is a result of death or is by ALLTEL as a result of the executive's disability) (each of the foregoing events being referred to as a "Payment Trigger"), ALLTEL is required to pay the executive an amount equal to three times the sum of his base salary as in effect immediately prior to the change in control or Payment Trigger and the maximum amounts he could have received under the Incentive Plans for the period commencing coincident with or most recently prior to the period in which the change in control or Payment Trigger occurs, but reduced by any other cash severance paid to him. ALLTEL also is required to make an additional payment to the executive in the amount of any excise tax under Section 4999 of the Internal Revenue Code as a result of any payments or distributions by ALLTEL plus the amount of all additional income tax payable by him as a result of such additional payments. Payments under the agreements are covered by ALLTEL's "grantor trust" described below.

DEFINED BENEFIT PENSION PLAN

     ALLTEL maintains a trusteed, noncontributory, defined benefit pension plan covering salaried and non-salaried employees under which benefits are not determined primarily by final compensation (or average final compensation). Under this pension plan, each of Messrs. Scott T. Ford, Orsini, Frantz, and Ferra would have each period of post-January 1, 1988, service credited at 1% of compensation, plus .4% of that part of his compensation that exceeds the Social Security Taxable Wage Base for such year. Service prior to 1988, if any, would be credited on the basis of a percentage of his highest consecutive five-year average annual base salary, equal to 1% for each year of service prior to 1982 and thereafter increasing by .05% each year until 1988, but only prospectively, i.e., with respect to service earned in such succeeding year; in addition, each of Messrs. Frantz, Orsini, and Ferra would receive an additional credit of .25% for each pre-1988 year of service after age 55, subject to a maximum of 10 years' such credit, and would have added to his annual pension benefits an amount equal to .4% of the amount by which his pre-1988 career average annual base salary (three highest years) exceeds his Social Security covered compensation, multiplied by his years of pre-1988 credited service. Various benefit payment options are available on an actuarially equivalent basis, including joint and survivor benefits. Compensation included in the pension base includes cash awards under the Incentive Plans.

     Assuming annual increases in compensation in future years of 5% per year, continuation in the position he held during 1996, and retirement at age 65, the estimated annual benefit under the pension plan for each of Messrs. Scott T. Ford, Orsini, Frantz, and Ferra is $55,608, $63,519, $54,988, and $61,652,
respectively. (Mr. Joe T. Ford, the only other executive included in the Summary Compensation Table on page 13, is not a participant in and is not entitled to benefits under the pension plan.) Amounts shown are straight life annuity amounts and include amounts payable under the defined benefit portion of the ALLTEL Benefit Restoration Plan.

BENEFIT RESTORATION PLAN

     Federal laws place certain limitations on pensions that may be paid under federal income tax qualified plans. The ALLTEL Benefit Restoration Plan provides for the payment to certain employees outside tax-qualified plans of any amounts not payable under the tax-qualified plans by reason of limitations specified in the Internal Revenue Code. Currently, under the ALLTEL Benefit Restoration Plan, Messrs. Joe T. Ford, Scott T. Ford, Orsini, Frantz, and Ferra are eligible for accruals with respect to benefits not payable under ALLTEL's defined contribution plans, and Messrs. Scott T. Ford, Orsini, Frantz, and Ferra are eligible for accruals with respect to benefits not payable under ALLTEL's defined benefit pension plan. Amounts accrued under the defined contribution portion of these plans in 1996 for each of these executives are included in the Summary Compensation Table on page 13.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     ALLTEL maintains a non-qualified supplemental executive retirement plan (the "SERP") in which certain employees designated by the Board of Directors, including Messrs. Scott T. Ford, Orsini, Frantz, and Ferra, participate. The SERP provides with respect to Messrs. Scott T. Ford, Orsini, Frantz, and Ferra that, upon normal retirement at age 65 (or, if earlier, following a Payment Trigger that occurs after the participant's early retirement date), the executive will receive an annual benefit under the SERP, payable as a single life annuity, equal to 60% of (A) if a Payment Trigger has not occurred, the greater of (i) his total compensation for the calendar year preceding his retirement, or (ii) his average annual total compensation for the three calendar years preceding his retirement; or (B) if a Payment Trigger has occurred, the greater of (i) the amount determined under (A) above (as if a Payment Trigger had not occurred), or (ii) the sum of (a) his annual base salary in effect immediately prior to the change in control (as defined in the change in control agreements described above), the Payment Trigger, or his retirement date, whichever is greatest, plus (b) the maximum amounts payable to him under specified incentive compensation plans for the period coincident with or most recently prior to the change in control, the Payment Trigger, or his retirement date, whichever is greatest. The amount of the normal retirement benefit under the SERP is not determined based on years of service.

     Each of Messrs. Scott T. Ford, Orsini, Frantz, and Ferra also is entitled to an early retirement benefit under the SERP if he retires before becoming entitled to the normal retirement benefit but after attaining the age of 60 with 15 or more years of service or age 55 with 20 or more years of service or after a Payment Trigger occurs (regardless of his years of service). The early retirement benefit is calculated the same as the normal retirement benefit, except that the percentage used in the calculation is 45% (increased ratably for the number of years of his service after the early retirement date, up to a maximum of 60%) rather than 60%.

     If Messrs. Scott T. Ford, Orsini, Frantz, or Ferra dies after benefits commence, his surviving spouse will receive 50% of the amount that he was receiving prior to his death. If he dies while employed, his surviving spouse will receive 50% of the amount that he would have received if he had retired on the day before death. Following retirement, each of Messrs. Scott T. Ford, Orsini, Frantz, and Ferra (and his spouse and dependents) also is entitled to receive post-retirement medical benefits under the SERP together with reimbursement for any additional taxes incurred as a result of the benefits being taxed less favorably than they would have been if received by other retired employees. Payments to Messrs. Scott T. Ford, Orsini, Frantz, and Ferra under the SERP are covered by ALLTEL's "grantor trust" described below.

     The retirement benefits payable under the SERP are reduced by benefits (other than benefits attributable to employee contributions) paid under other ALLTEL qualified and nonqualified benefit plans other than the Allied Telephone Company Profit Sharing Plan. The benefits under the SERP are not subject to offset for Social Security. Assuming annual increases in compensation in future years of 5% per year, retirement at age 65, and based on estimates of the benefits that reduce the retirement benefits payable under the SERP, the estimated normal retirement benefit under the SERP payable for each of Messrs, Scott T. Ford, Orsini, Frantz, and Ferra is $-0-, $155,699, $104,045, and $72,977 respectively.

GRANTOR TRUST

     ALLTEL maintains a "grantor trust" under Section 671 of the Internal Revenue Code (the "Trust") to provide certain participants in designated compensation and supplemental retirement plans and arrangements with greater assurance that the benefits and payments to which those participants are entitled under those plans and arrangements will be paid. Contributions by ALLTEL to the Trust are discretionary. Prior to a "change of control" of ALLTEL (as defined in the trust agreement for the Trust), benefits may not be paid from the Trust. Following a "change of control" of ALLTEL, benefits and payments may be paid from the Trust to the extent those benefits and payments are not paid by ALLTEL or its successor. The assets of the Trust are subject to the claims of the creditors of ALLTEL in the event ALLTEL becomes "insolvent" (as defined in the trust agreement for the Trust).

                              CERTAIN TRANSACTIONS

     ALLTEL purchases property, liability, workers compensation, and directors and officers insurance coverage from Cincinnati Insurance Company, a subsidiary of Cincinnati Financial Corporation, for which Alltel paid premiums of $6,434,117 during the period January 1, 1996, through December 31, 1996. Cincinnati Financial Corporation, its subsidiaries, and its pension fund beneficially owned, on February 24, 1997, 13,033,428 shares of Common Stock (see page 6).

     ALLTEL engaged Stephens Inc., an affiliate of Stephens Group Inc., to render investment banking and brokerage services to ALLTEL and its subsidiaries during 1996, for which ALLTEL paid investment banking fees and brokerage commissions totaling $317,363 to Stephens Inc. during the period January 1, 1996, through December 31, 1996. Stephens Group Inc. beneficially owned, on February 24, 1997, 16,627,920 shares of Common Stock (see page 6).

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires ALLTEL's directors and executive officers, and persons who own more than ten percent of ALLTEL's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of that Common Stock.

     To ALLTEL's knowledge, based solely upon a review of copies of reports provided by those individuals to ALLTEL and written representations of those individuals that no other reports were required with respect to the year ended December 31, 1996, ALLTEL believes that all of the foregoing filing requirements applicable to its directors, executive officers, and greater than ten percent beneficial owners have been met.

                                 ANNUAL REPORT

     The 1996 Annual Report, which includes financial statements and an outline of ALLTEL's operations during 1996, was mailed to each stockholder receiving this Proxy Statement.

     ALLTEL WILL PROVIDE, WITHOUT CHARGE, TO ANY PERSON RECEIVING A COPY OF THIS PROXY STATEMENT, UPON WRITTEN REQUEST, A COPY OF ALLTEL'S ANNUAL REPORT ON FORM 10-K FOR THE CALENDAR YEAR 1996, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SEC. Those requests should be addressed to Shawne Leach, Vice President-Investor Relations, ALLTEL Corporate Services, Inc., One Allied Drive, Little Rock, Arkansas 72202.

                                 OTHER MATTERS

     The management and the Board of Directors of ALLTEL do not know of any other matters that may come before the meeting. If any other matters properly come before the meeting, however, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on those matters.

     Any proposals by ALLTEL stockholders intended to be presented at the 1998 Annual Meeting must be received by ALLTEL prior to November 3, 1997, in order to be considered for inclusion in ALLTEL's proxy statement for its 1997 Annual Meeting.

     ALLTEL will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by officers, directors, and employees of ALLTEL, personally or by telephone or electronic means. In the event the management of ALLTEL deems it advisable, ALLTEL may engage the services of an independent proxy solicitation firm to aid in the solicitation of proxies. The fees paid by ALLTEL, in the event of such an engagement, likely would not exceed $10,000. ALLTEL will pay persons holding stock in their names or those of their nominees for their expenses in sending soliciting material to their principals in accordance with regulations of the SEC and The New York Stock Exchange, Inc.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                      By Order of the Board of Directors,
                                      FRANCIS X. FRANTZ,
Dated: March 3, 1997                  Secretary

                                 ALLTEL CORPORATION
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    P          FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 24, 1997.
    R
    O    The undersigned hereby appoints Joe T. Ford and Francis X. Frantz,
    X    or either of them, with full power of substitution, as proxies to
    Y vote all of the undersigned's shares of voting stock at the Annual Meeting of Stockholders on April 24, 1997, and at any and all adjournments thereof, in accordance with and as more fully described in the Notice of the Annual Meeting and the Proxy Statement, receipt of which is acknowledged.

                        Election of Directors, Nominees:

                        Joe T. Ford, Scott T. Ford,

                        John P. McConnell, and Josie C. Natori

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
    APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.



                                                                SEE REVERSE
                                                                   SIDE

X   PLEASE MARK                                                    -------
    YOUR VOTES AS                                                         |
    IN THIS EXAMPLE.                                                      |
                                                                          |
                                                                          |

                                                                                                       FOR           WITHHELD
1. Election of Directors (see reverse)                                                                 [ ]              [ ]

   For, except vote withheld from the following nominee(s):

   -----------------------------------------------------

2. In their discretion, to transact such other business as may properly come before the meeting or any adjournment thereof.

                                                 Dated:_______________ , 1997


                                                 ----------------------------
                                                          Signature

                                                 ----------------------------
                                                          Signature

                                                 PLEASE SIGN EXACTLY AS NAME
                                                 APPEARS HEREON. JOINT OWNERS
                                                 SHOULD EACH SIGN. WHEN
                                                 SIGNING AS ATTORNEY,
                                                 EXECUTOR, ADMINISTRATOR,
                                                 TRUSTEE OR GUARDIAN, PLEASE
                                                 GIVE FULL TITLE AS SUCH.